Exhibit 99.2

SYMPHONY HEALTH SOLUTIONS CORPORATION
AND SUBSIDIARY

Consolidated Financial Statements

(With Independent Auditors’ Review Report Thereon)

SYMPHONY HEALTH SOLUTIONS CORPORATION
AND SUBSIDIARY

Independent Auditors’ Review Report

The Stockholders
Symphony Health Solutions Corporation:

Report on the Financial Statements

We have reviewed the accompanying consolidated balance sheet of Symphony Health Solutions Corporation and its subsidiary (the Company) as of June 30, 2017, the related consolidated statements of operations and cash flows for the six months ended June 30, 2017 and 2016, and the related consolidated statement of stockholders’ equity (deficit) for the six months ended June 30, 2017.

Management’s Responsibility

The Company’s management is responsible for the preparation and fair presentation of the interim financial information in accordance with U.S. generally accepted accounting principles; this responsibility includes the design, implementation, and maintenance of internal control sufficient to provide a reasonable basis for the preparation and fair presentation of interim financial information in accordance with U.S. generally accepted accounting principles.

Auditors’ Responsibility

Our responsibility is to conduct our reviews in accordance with auditing standards generally accepted in the United States of America applicable to reviews of interim financial information. A review of interim financial information consists principally of applying analytical procedures and making inquiries of persons responsible for financial and accounting matters. It is substantially less in scope than an audit conducted in accordance with auditing standards generally accepted in the United States of America, the objective of which is the expression of an opinion regarding the financial information. Accordingly, we do not express such an opinion.

Conclusion

Based on our reviews, we are not aware of any material modifications that should be made to the accompanying interim financial information for it to be in accordance with U.S. generally accepted accounting principles.

Report on Balance Sheet as of December 31, 2016

We have previously audited, in accordance with auditing standards generally accepted in the United States of America, the consolidated balance sheet as of December 31, 2016, and the related consolidated statements of operations, stockholders’ equity (deficit), and cash flows for the year then ended (not presented herein), and we expressed an unmodified audit opinion on those audited consolidated financial statements in our report dated April 21, 2017.  In our opinion, the accompanying consolidated balance sheet of the Company as of December 31, 2016, is consistent, in all material respects, with the audited consolidated financial statements from which it has been derived.

/s/ KPMG LLP

Philadelphia, Pennsylvania
November 13, 2017

SYMPHONY HEALTH SOLUTIONS CORPORATION

AND SUBSIDIARY

Consolidated Balance Sheets

(In thousands, except share amounts and par value)

(unaudited)

	June 30, 2017	December 31, 2016
Assets
Current assets:
Cash	$44,242	36,013
Accounts receivable, net of allowance for doubtful accounts of $850 and $1,200	45,077	43,237
Prepaid expenses and other	27,977	13,486
Total current assets	117,296	92,736
Property and equipment, net	10,895	9,927
Deferred tax asset	21,659	—
Total assets	$149,850	102,663

Liabilities and Stockholders’ Equity (Deficit)

Current liabilities:
Current portion of long-term debt	$250	250
Accounts payable	14,626	5,753
Accrued expenses and other	27,700	36,471
Deferred revenue	70,961	53,232
Total current liabilities	113,537	95,706
Long-term debt, net	24,116	24,185
Deferred revenue	7,750	13,680
Deferred rent	825	914
Total liabilities	146,228	134,485

Commitments and contingencies (note 9)

Stockholders’ equity (deficit):
Series A preferred stock, $0.001 par value per share. Authorized 200,000,000 shares; issued and outstanding 199,655,291 shares at June 30, 2017 and December 31, 2016 (liquidation value of $24,956,911 at June 30, 2017)	68,586	68,586
Common stock, $0.001 par value per share. Authorized 35,300,000 shares; issued and outstanding 8,169,558 and 6,270,858 shares at June 30, 2017 and December 31, 2016, respectively	8	6
Additional paid-in capital	41,935	42,235
Accumulated deficit	(106,907)	(142,649)
Total stockholders’ equity (deficit)	3,622	(31,822)
Total liabilities and stockholders’ equity (deficit)	$149,850	102,663

See accompanying notes to consolidated financial statements.

SYMPHONY HEALTH SOLUTIONS CORPORATION

AND SUBSIDIARY

Consolidated Statements of Operations

(In thousands)

(unaudited)

	Six Months Ended June 30, 2017	Six Months Ended June 30, 2016

Revenue	$111,996	93,955

Operating expenses:
Cost of revenue	79,857	77,082
Selling, general, and administrative	14,765	13,081
Depreciation	2,095	1,069
Total operating expenses	96,717	91,232
Income from operations	15,279	2,723
Interest expense, net	(636)	(166)
Income before income taxes	14,643	2,557
Income tax (benefit) expense	(21,099)	25
Net income	$35,742	2,532

See accompanying notes to consolidated financial statements.

SYMPHONY HEALTH SOLUTIONS CORPORATION

AND SUBSIDIARY

Consolidated Statement of Stockholders’ Equity (Deficit)

For the six months ended June 30, 2017

(In thousands, except share amounts)

(unaudited)

	Series A preferred		Common stock
	Number of		Number of		Additional	Accumulated
	shares	Amount	shares	Amount	paid-in capital	deficit	Total
Balance, December 31, 2016	199,655,291	$68,586	6,270,858	$6	42,235	(142,649)	(31,822)
Vesting of restricted stock	—	—	2,268,700	2	(2)	—	—
Repurchase of common stock	—	—	(370,000)	—	(289)	—	(289)
Repurchase of vested stock options			—	—	(9)		(9)
Net income	—	—	—	—	—	35,742	35,742
Balance, June 30, 2017	199,655,291	$68,586	8,169,558	$8	41,935	(106,907)	3,622

See accompanying notes to consolidated financial statements.

SYMPHONY HEALTH SOLUTIONS CORPORATION

AND SUBSIDIARY

Consolidated Statements of Cash Flows

(In thousands)

(unaudited)

	Six Months Ended June 30, 2017	Six Months Ended June 30, 2016

Cash flows from operating activities:
Net income	$35,742	2,532
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization of property and equipment	2,095	1,069
Non-cash interest expense	56	—
Deferred rent	(89)	683
Deferred income taxes	(21,659)	—
Changes in assets and liabilities
Accounts receivable	(1,840)	11,932
Prepaid expenses and other assets	(14,491)	(13,231)
Accounts payable	8,873	(2,064)
Accrued expenses and other	(8,771)	(9,031)
Deferred revenue	11,799	27,493
Net cash provided by operating activities	11,715	19,383
Cash flows from investing activities:
Purchases of property and equipment	(3,063)	(2,862)
Net cash used in investing activities	(3,063)	(2,862)
Cash flows from financing activities:
Repurchase of common stock	(289)	—
Repurchase of vested stock options	(9)	—
Proceeds from the issuance of term loan	—	25,000
Principal payments on term loan	(125)	—
Payment of debt issuance costs	—	(524)
Repurchase of Series A preferred	—	(100)
Repayment of related party note payable	—	(7,500)
Net cash (used in) provided by financing activities	(423)	16,876
Net increase in cash and cash equivalents	8,229	33,397
Cash at beginning of period	36,013	5,531
Cash at end of period	$44,242	38,928
Supplemental cash flow information:
Cash paid for interest	$567	368

See accompanying notes to consolidated financial statements.

SYMPHONY HEALTH SOLUTIONS CORPORATION
AND SUBSIDIARY

Notes to Consolidated Financial Statements (unaudited)

(Dollars in thousands, except per share figures)

(1)     Company Background and Summary of Significant Accounting Policies

(a)         Company Background

Symphony Health Solutions Corporation and its subsidiary (the Company) provides data and analytics, from predictive market analysis to patient influence, physician prescribing, pharmacy fulfillment, payer reimbursement, and sales compensation, to help professionals understand the full market lifecycle of products offered for sale by companies in the pharmaceutical industry.

On May 15, 2012, Symphony Health Solutions Corporation acquired Source Healthcare Analytics, LLC (Source), a provider of healthcare market data, visualization tools, and custom analytics and services to pharmaceutical and life sciences companies.

(b)         Basis of Presentation

In the opinion of management of the Company, the interim consolidated financial statements reflect all adjustments considered necessary for a fair presentation of the financial position, operating results and cash flows of the interim periods. All such adjustments are of a normal, recurring nature. The results of operations for the interim periods are not necessarily indicative of the results of operations to be expected for the full year.

(c)          Use of Estimates

The preparation of consolidated financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates. Significant items subject to such estimates and assumptions include allowances for doubtful accounts, depreciation of fixed assets, realizability of the carrying value of long-lived assets, deferred tax assets, contingencies and litigation. The Company bases its estimates on historical experience and on various other assumptions that are believed to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying value of assets and liabilities that are not readily apparent from other sources. The accounting estimates used in the preparation of the Company’s consolidated financial statements will change as events occur, as more experience is acquired, as additional information is obtained and as the Company’s operating environment changes. Actual results could vary from the estimates and assumptions used in the preparation of the consolidated financial statements.

(d)         Principles of Consolidation

The accompanying consolidated financial statements include the accounts of the Company and its wholly owned subsidiary. All intercompany balances and transactions have been eliminated in consolidation.

SYMPHONY HEALTH SOLUTIONS CORPORATION
AND SUBSIDIARY

Notes to Consolidated Financial Statements (unaudited)

(Dollars in thousands, except per share figures)

(e)          Fair Value of Financial Instruments

Management believes that the carrying value of the Company’s financial instruments, including accounts receivable, accounts payable, and accrued expenses, approximate fair value due to the short-term nature of those instruments. Management believes the carrying value of the debt approximates fair value as the interest rate is reflective of the rate the Company could obtain on debt with similar terms and conditions.

(f)            Cash and Cash Equivalents

The Company considers all highly liquid investments with a maturity of three months or less when purchased to be cash equivalents. There were no cash equivalents at June 30, 2017 and December 31, 2016.

(g)         Trade Accounts Receivable

Trade accounts receivable are recorded at the invoiced amount and do not bear interest. The allowance for doubtful accounts is the Company’s best estimate of the amount of possible credit losses in the existing accounts receivable. The Company determines the allowance based on specific review of accounts receivable and does not have any off-balance-sheet credit exposure related to its clients.

(h)         Revenue Recognition

The Company recognizes revenue when the following criteria have been met: 1) persuasive evidence of an arrangement exists; 2) delivery has occurred or services have been rendered; 3) the seller’s price to the buyer is fixed and determinable; and 4) collectability is reasonably assured.

The Company recognizes revenue for their report-based products as the reports are delivered. In addition, the Company recognizes revenue on their subscription-based services on a straight-line basis over the contractual term.

Advanced payments for services are recorded as deferred revenue and recognized in revenue over the contract term based on the above noted revenue recognition policies.

Sales taxes collected from clients and remitted to governmental authorities are accounted for on a net basis and, therefore, are excluded from revenue in the consolidated statements of operations.

(i)            Property, Plant, and Equipment

Furniture and fixtures, office equipment, computer equipment and software, network software, and leasehold improvements are stated at cost. Depreciation is recorded on the straight-line method over the estimated useful lives of the assets.

The Company capitalizes certain internal and external costs associated with developing internal-use software under the provisions of the Financial Accounting Standards Board (FASB) Accounting Standards Codification (ASC) Subtopic 350-40, Intangibles — Goodwill and Other — Internal-Use Software. The costs of computer software developed or obtained for internal use are amortized on a straight-line basis over three to five years. All maintenance, training, and other related costs are charged to expense as incurred.

SYMPHONY HEALTH SOLUTIONS CORPORATION
AND SUBSIDIARY

Notes to Consolidated Financial Statements (unaudited)

(Dollars in thousands, except per share figures)

(j)    Long-Lived Assets

Long-lived assets, such as property and equipment, are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to estimated undiscounted future cash flows expected to be generated by the asset. If the carrying amount of an asset exceeds its estimated future cash flows, an impairment charge is recognized by the amount by which the carrying amount of the asset exceeds the fair value of the asset. As of June 30, 2017 and December 31, 2016, management believes the future undiscounted cash flows to be generated by long-lived assets will exceed the carrying value of such assets and, accordingly, has not recorded any impairment of its long-lived assets.

(k)         Income Taxes

Income taxes are accounted for under the asset-and-liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

The Company recognizes the effect of income tax positions only if those positions are more likely than not of being sustained. Recognized income tax positions are measured at the largest amount that is greater than 50% likely of being realized. Changes in recognition or measurement are reflected in the period in which the change in judgment occurs. The Company records interest related to unrecognized tax benefits in interest expense and penalties in selling, general, and administrative expenses.

(l)            Contingencies

Liabilities for loss contingencies arising from claims, assessments, litigation, fines, penalties and other sources are recorded when it is probable that a liability has been incurred and the amount can be reasonably estimated. Legal costs incurred in connection with loss contingencies are charged to expense as incurred.

(m)      Service in Kind

The Company enters into contracts with some of its larger data suppliers that involve nonmonetary terms. The Company will issue purchase credits to be used toward the data supplier’s purchase of the Company’s products, services or consulting. In exchange, the Company receives monetary discounts on the data received from the data suppliers.

SYMPHONY HEALTH SOLUTIONS CORPORATION
AND SUBSIDIARY

Notes to Consolidated Financial Statements (unaudited)

(Dollars in thousands, except per share figures)

The Company recognizes revenue from these Service in Kind transactions in accordance with the Revenue Recognition policy in Note 1(g). The fair value of the revenue earned from the customer purchases is determined based on similar product offerings to other customers. At the end of the contract year, any unused purchase credits will be forfeited or carried over to the next contract year based on the terms of the data supplier contract. For the six months ended June 30, 2017 and 2016, the revenue recognized from these transactions was $8,334 and $5,572, respectively.

The Company recognizes expense from these Service in Kind transactions on the straight-line method over the term of the contract agreements. For the six months ended June 30, 2017 and 2016, the expense recognized from these transactions was $8,848 and $9,719, respectively.

(n)         Recent Accounting Pronouncements

In May 2014, the FASB issued Accounting Standards Update (ASU) No. 2014-09, Revenue from Contracts with Customers. ASU No. 2014-09 requires an entity to recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services. An entity should also disclose sufficient quantitative and qualitative information to enable users of financial statements to understand the nature, amount, timing, and uncertainty of revenue and cash flows arising from contracts with customers. The new standard is effective for annual reporting periods beginning after December 15, 2018. The Company will implement the provisions of ASU No. 2014-09 as of January 1, 2019. The Company has not yet determined the impact of the new standard on its current policies for revenue recognition.

In November 2015, the FASB issued ASU No. 2015-17, Balance Sheet Classification of Deferred Taxes, which requires that deferred income tax assets and liabilities be classified as noncurrent in a classified statement of financial position.  For public business entities, ASU No. 2015-17 is effective for all financial statements issued for fiscal years beginning after December 15, 2016, and interim periods within those fiscal years.  For all other entities, ASU No. 2015-17 is effective for financial statements issued for fiscal years beginning after December 15, 2017, and interim periods within fiscal years beginning after December 15, 2018.  Early adoption is permitted for all entities as of the beginning of an interim or annual reporting period.  The Company adopted this ASU as of January 1, 2017. The ASU did not have a material impact to the consolidated financial statements upon adoption.

In February 2016, the FASB issued ASU No. 2016-02, Leases (Topic 842), which revises the accounting related to lessee accounting. Under the new guidance, lessees will be required to recognize a lease liability and a right-of-use asset for all leases. The new lease guidance also simplified the accounting for sale and leaseback transactions primarily because lessees must recognize lease assets and lease liabilities. The amendments in this ASU are effective for the Company beginning on January 1, 2019, and should be applied through a modified retrospective transition approach for leases existing at, or entered into after, the beginning of the earliest comparative period presented in the financial statements. Early adoption is permitted. The Company has not yet determined the impact of the new standard on its current policies for leases.

SYMPHONY HEALTH SOLUTIONS CORPORATION
AND SUBSIDIARY

Notes to Consolidated Financial Statements (unaudited)

(Dollars in thousands, except per share figures)

In March 2016, the FASB issued ASU No. 2016-08, Revenue from Contracts with Customers (Topic 606): Principal versus Agent Considerations (Reporting Revenue Gross versus Net), to clarify the implementation guidance on principal versus agent considerations. The Company is in the process of evaluating the adoption alternatives and impact that the guidance will have on the consolidated financial statements.

In March 2016, the FASB issued ASU No. 2016-09, Improvements to Employee Share-Based Payment Accounting, which is intended to simplify the accounting and reporting for employee share-based payment transactions. The pronouncement is effective for interim and annual periods beginning after December 31, 2017 with early adoption permitted. The adoption of this guidance is not expected to have a material impact on the Company’s consolidated financial statements.

(o)         Subsequent Events

The Company has evaluated the need for disclosures and/or adjustments resulting from subsequent events through November 13, 2017, the date the consolidated financial statements were available to be issued.

(2)                 Prepaid Expenses and Other

Prepaid expenses and other consisted of the following as of June 30, 2017 and December 31, 2016:

	2017	2016

Data costs	$24,227	10,832
Maintenance and hosting costs	3,212	2,023
Other	538	631
	$27,977	13,486

(3)                 Property and Equipment

Property and equipment consisted of the following as of June 30, 2017 and December 31, 2016:

	Useful life	June 30, 2017	December 31, 2016
Furniture and fixtures	7 years	$1,483	1,479
Computer equipment	3 to 5 years	4,536	4,350
Computer software	3 to 5 years	12,096	9,221
Leasehold improvements	Shorter of lease term or useful life	1,027	1,029
		19,142	16,079
Less accumulated depreciation and amortization		(8,247)	(6,152)
		$10,895	9,927

Depreciation and amortization expense related to property and equipment was $2,095 and $1,069 for the six months ended June 30, 2017 and 2016, respectively, including amortization of capitalized software development costs of $1,433 and $531 for the six months ended June 30, 2017 and 2016, respectively.

As of June 30, 2017 and December 31, 2016, the net carrying value of software development costs included in property and equipment in the accompanying consolidated balance sheets was $7,624 and $6,180, respectively.

SYMPHONY HEALTH SOLUTIONS CORPORATION
AND SUBSIDIARY

Notes to Consolidated Financial Statements (unaudited)

(Dollars in thousands, except per share figures)

(4)                 Accrued Expenses and Other

Accrued expenses and other consisted of the following as of June 30, 2017 and December 31, 2016:

	2017	2016

Data costs	$11,598	14,733
Payroll and related costs	4,179	8,467
Legal	7,458	7,165
Income and sales taxes	931	812
Contractors and IT	1,375	2,820
Other	2,159	2,474
	$27,700	36,471

(5)                 Related Party Debt

In May 2015, the Company entered into a term loan agreement with STG III-A, L.P., an investor of the Company, in the initial aggregate principal amount of $7,500, of which proceeds were used by the Company for working capital and other general corporate purposes. In May 2015, the Company received $5,000 of the initial proceeds. In July 2015, the Company received $2,500 of the remaining initial proceeds. The term loan bore interest on the outstanding principal amount at an annual rate of 6% per annum.

In April 2016, the Company repaid the $7,500 note payable to STG III-A, L.P. The payment comprised the principal balance of $7,500 and related interest expense on the note of $368.

(6)                 Long-Term Debt

In June 2016, the Company entered into a Revolving Credit agreement (the Credit Agreement) with PNC Bank that permits the Company to borrow up to $30,000 through June 2021, of which the Company received proceeds of $25,000 in 2016. The Credit Agreement requires quarterly principal payments of $62 through September 2018, increasing to $156 in October 2018, and the unpaid principal is due and payable in June 2021. Borrowings under the Credit Agreement bear interest at 3.5% plus LIBOR, with a 1% floor. The Company’s obligations under the senior term loan are secured by substantially all of the Company’s assets.

The Credit Agreement contains certain usual and customary affirmative and negative covenants, as well as financial covenants that the Company will need to satisfy on a quarterly basis. As of June 30, 2017 and December 31, 2016, the Company was in compliance with the covenants.

Debt issuance costs related to the term loan of $564 are being amortized to interest expense over the five year term of the loan and netted with the loan principal amount. The unamortized balance of debt issuance costs is $446 and $503 as of June 30, 2017 and December 31, 2016. The long-term debt balance is comprised of the following as of June 30, 2017 and December 31, 2016:

	June 30, 2017	December 31, 2016
Principal balance outstanding	$24,812	$24,938
Unamortized deferred issuance costs	(446)	(503)
	24,366	24,435
Current portion	(250)	(250)
	$24,116	$24,185

The Credit Agreement contains a provision that allows PNC Bank, at its option, the right to require the Company to prepay the principal balance outstanding under the loan based on annual Excess Cash Flows as defined in the Credit Agreement. The Excess Cash Flows provision is effective beginning during the year ending December 31, 2017.

SYMPHONY HEALTH SOLUTIONS CORPORATION
AND SUBSIDIARY

Notes to Consolidated Financial Statements (unaudited)

(Dollars in thousands, except per share figures)

The following is a schedule of maturities on the Credit Agreement for the next five years as of June 30, 2017:

2017 (remaining six months)	$125
2018	344
2019	625
2020	625
2021	23,093
$24,812

(7)                 Stockholders’ Equity (Deficit)

(a)         Common Stock

In September 2012, the Company issued 90,000 restricted stock units (RSUs) to a member of the board of directors, of which 50% vest over 5 years with the other 50% vesting based on certain performance criteria. The RSU’s expire 10 years after grant. Vested RSUs were 42,750 shares and 38,250 shares as of June 30, 2017 and December 31, 2016, respectively.

During the six months ended June 30, 2017, the Company repurchased 370,000 shares of common stock for $289.

(b)         Preferred Stock

The Company is authorized to issue 200,000,000 shares of the Series A Preferred Stock, of which 199,655,291 are issued and outstanding as of June 30, 2017. During 2016, the Company amended and restated its certificate of incorporation, which amended the rights of the Series A holders. The following is a summary of the rights, preferences, and terms of the Series A Preferred Stock:

Liquidation Preference — The Series A Preferred Stock ranks senior to the Common Stock in the event of a liquidation event. In the event of a liquidation, dissolution, or winding up of the Company in a single transaction or series of transactions, or in the event the Company merges with or is acquired by another entity subject to ownership and voting power percentages, the holders of the new Series A are entitled to $0.125 per share, subject to certain anti-dilution adjustments. Once the liquidation preference has been paid to the Series A shareholders, any remaining assets available for distribution would be distributed to the holders of Series A Preferred Stock and Common Stock in accordance with such holders’ pro rata share. Pro-rata share for each shareholder is the proportion the shares held by such shareholder bears to the total number of shares outstanding.

Dividends — The holders of Series A are entitled to receive dividends if and when declared by the Board of Directors. The amount of dividends payable to a holder of Series A Preferred Stock shall be in accordance with such shareholder’s pro-rata share (calculated as described above) of dividends declared on Common Stock. No dividends have been declared as of June 30, 2017 and December 31, 2016.

SYMPHONY HEALTH SOLUTIONS CORPORATION
AND SUBSIDIARY

Notes to Consolidated Financial Statements (unaudited)

(Dollars in thousands, except per share figures)

Voting Rights — Each holder of Series A Preferred Stock are entitled to a number of votes equal to its pro rata share. The holders of Series A Preferred Stock shall vote together with the holders of Common Stock as a single class.

During 2016, the Company repurchased 344,709 shares of the new Series A from an existing shareholder for $100.

(c)          Stockholders’ Agreement

The Company and all of its stockholders have entered into an agreement that provides for: rights by certain stockholders to designate members of the board of directors of the Company; voting rights; protective provisions that limit the ability to make changes to the certificate of incorporation and bylaws or similar governing documents that adversely affect the terms of the Series A preferred stock; restrictions on transferability of stock interest in the Company; right of first offer to purchase stock sold by the Company; right of first refusal to purchase stock being sold by another stockholder; tag-along and drag-along rights and registration rights, among other items.

(8)                 Stock-Based Compensation

In 2011, the Company adopted a stock compensation plan, as amended in 2014 (the 2011 Plan), pursuant to which the Company’s board of directors may grant stock options, restricted stock or restricted stock units to employees, directors, and consultants. The 2011 Plan authorizes grants to purchase up to 25,794,123 shares of common stock. Options can be granted with an exercise price equal to or greater than the stock’s fair value at the date of grant. All awards have 10-year terms and vest over time and/or based on performance criteria as set by the board of directors. At June 30, 2017, there were 25,681,782 shares available for the Company for future grants under the 2011 Plan.

In 2016, the Company adopted the 2016 Equity Incentive Plan (the 2016 Plan), pursuant to which the Company’s board of directors may grant stock options, restricted stock, restricted stock units, or stock appreciation rights to employees, directors, and consultants. The 2016 Plan authorizes grants to purchase up to 35,300,000 shares common stock. Options can be granted with an exercise price equal to or greater than the stock’s fair value at the date of grant. At June 30, 2017, there were 7,767,641 shares available for the Company for future grants under the 2016 Plan.

Stock options

The Company has issued non-qualified stock options, which generally have a ten year life from the date of grant and include time-based, performance-based, and market-based vesting components. The time-based component of the option grants generally vest over a four or five year period, with a portion of each award vesting immediately, and the performance and market-based component vests upon the achievement of an Invested Capital Return (as defined in the grant agreement) equal to 3.0. In addition, certain nonemployees were granted stock options during the year ended December 31, 2016, which vested immediately upon grant.

SYMPHONY HEALTH SOLUTIONS CORPORATION
AND SUBSIDIARY

Notes to Consolidated Financial Statements (unaudited)

(Dollars in thousands, except per share figures)

The following table summarizes stock option activity during the six months ended June 30, 2017:

	Number of shares	Weighted average exercise price	Weighted average remaining contractual term
Balance at December 31, 2016	3,877,683	$0.13	9.3
Granted	—	—
Exercised	—	—
Repurchased	(12,500)	0.13
Forfeited/Cancelled	(175,824)	0.13
Balance at June 30, 2017	3,689,359	0.13	8.8
Vested and exercisable at June 30, 2017	1,195,475	0.14	8.6

It was determined that the common stock options granted during 2016 had no value as the fair value of the common stock was de minimis. Accordingly, no compensation expense related to these common stock option grants was recorded during the six months ended June 30, 2017 and 2016, respectively.  There were no stock options granted during the six months ended June 30, 2017.

Restricted stock units

The Company issued restricted stock units (RSUs) during 2016, which include time-based, performance-based and market-based vesting components. The time-based component of the RSU grants generally vest over a four or five year period, with a portion of each award vesting immediately, and the performance and market-based component vests as follows: (1) 25% of the performance and market-based shares shall vest upon the achievement of an Invested Capital Return (as defined in the grant agreement) equal to 2.0, (2) 25% of the performance and market-based shares shall vest upon the achievement of an Invested Capital Return equal to 3.0, (3) 25% of the performance-based shares shall vest in 2017 based on the achievement of defined individual 2016 performance goals, and (4) 25% of the performance-based shares shall vest in 2018 based on the achievement of defined individual 2017 performance goals.

One executive officer was issued RSUs which include time-based, performance-based and market-based vesting components. The time-based component of the RSU grant vests over a four year period, with a portion of the award vesting immediately, and the performance and market-based component vests as follows: (1) 50% of the performance and market-based shares shall vest upon the achievement of an Invested Capital Return equal to 2.0, (2) 50% of the performance and market-based shares shall vest upon the achievement of an Invested Capital Return equal to 3.0.

SYMPHONY HEALTH SOLUTIONS CORPORATION
AND SUBSIDIARY

Notes to Consolidated Financial Statements (unaudited)

(Dollars in thousands, except per share figures)

The following table summarizes RSU activity during the six months ended June 30, 2017:

Number of
shares
Balance at December 31, 2016	18,822,483
Granted	—
Vested	(2,268,700)
Forfeited/Cancelled	(963,000)
Balance at June 30, 2017	15,590,783

It was determined that the RSUs granted during 2016 had no value as the fair value of the common stock was de minimis. Accordingly, no compensation expense related to these RSU grants was recorded during the six months ended June 30, 2017 and 2016, respectively.

(9)                 Commitments and Contingencies

(a)         Leases and Employment Agreements

The Company leases two office facilities in Phoenix and Conshohocken as operating leases. The new lease agreements expire in March 2021 and June 2021, respectively, and contains renewal and termination options. In addition to the base rental costs, the leases provide for rent escalations resulting from increased assessments for real estate taxes and other charges. Rent expense was $378 and $435 for the six months ended June 30, 2017 and 2016, respectively. Minimum lease payments due are as follows as of June 30, 2017:

2017 (remaining six months)	$415
2018	841
2019	856
2020	870
2021	337
$3,319

Certain employees of the Company have employment agreements with guaranteed bonuses, severance provisions, and/or change in control provisions.

(b)         Litigation

In December 2015, Management Science Associates Inc. (MSA) filed a breach of contract claim against the Company alleging that the Company has failed to pay certain fees owed to MSA in accordance with the terms of a Services Agreement entered between the parties in 2014 (Services Agreement). On August 9, 2017, the Company and MSA executed a settlement agreement for $1,380, which was paid in full by the Company.

SYMPHONY HEALTH SOLUTIONS CORPORATION
AND SUBSIDIARY

Notes to Consolidated Financial Statements (unaudited)

(Dollars in thousands, except per share figures)

Ballard Spahr (Ballard), the Company’s former counsel, has sent a demand letter to Symphony Technology Group (STG), the Company’s parent, alleging that it is owed additional fees pursuant to the August 26, 2013 contingent fee retainer agreement among Ballard, the Company and other parties (the Contingent Fee Agreement). On September 5, 2017, the Company and Ballard executed a settlement agreement for $5,500, which was paid in full by the Company.

From time to time, the Company may be involved in various claims and legal actions arising in the ordinary course of business. In the opinion of management, the ultimate disposition of these matters will not have a material adverse effect on the Company’s consolidated financial position, results of operations, or liquidity.

(10)          Income Taxes

Deferred income taxes reflect the net tax effects of temporary differences between carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. In assessing the realizability of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon generation of future taxable income during the periods in which temporary differences representing net future deductible amounts become deductible. Through December 31, 2016, due to the uncertainty of the Company’s ability to realize the benefit of the net deferred tax asset, the net deferred tax assets were fully offset by a valuation allowance. The determination that the full valuation allowance was required was based largely on the history of losses experienced by the Company and the cumulative losses experienced for the three years ended December 31, 2016.

As of June 30, 2017, the Company re-evaluated the realizability of the deferred tax assets. Based upon the significant current year pre-tax income, the Company will have net cumulative pre-tax income for the three years ending December 31, 2017. Based upon the achievement of the cumulative pre-tax income and the Company’s estimates of projected future profitability, management believes that it is more likely than not that the benefit of its net deferred tax assets will be realized and therefore a reversal of the valuation allowance against its net deferred tax assets is appropriate. Accordingly, the Company recognized a deferred tax benefit of approximately $21.7 million related to the reduction of the valuation allowance during the six months ended June 30, 2017.

SYMPHONY HEALTH SOLUTIONS CORPORATION
AND SUBSIDIARY

Notes to Consolidated Financial Statements (unaudited)

(Dollars in thousands, except per share figures)

The components of the income tax benefit (expense) are as follows:

	Six Months Ended
	June 30, 2017	June 30, 2016
Current:
Federal	$(478)	(25)
State	(82)	—
	(560)	(25)
Deferred:
Federal	19,338	—
State	2,321	—
	21,659	—
Income tax benefit (expense)	$21,099	(25)

Significant components of deferred tax assets and liabilities consist of the following:

	June 30, 2017	December 31, 2016
Deferred tax assets:
Net operating loss carryforwards	$12,547	21,681
Deferred revenue	4,128	—
Accruals and other reserves	4,765	4,311
Alternative minimum tax credits	790	312
Deferred rent	317	351
	22,547	26,655
Less valuation allowance	—	(25,586)
Net deferred tax assets	22,547	1,069

Deferred tax liabilities:
Property and equipment	(888)	(1,069)
Deferred tax liabilities	(888)	(1,069)
	$21,659	—

SYMPHONY HEALTH SOLUTIONS CORPORATION
AND SUBSIDIARY

Notes to Consolidated Financial Statements (unaudited)

(Dollars in thousands, except per share figures)

As of June 30, 2017, the Company had net operating loss (NOL) carryforwards for federal income tax purposes of approximately $32.9 million and approximately $2.1 million for state income tax purposes. The net operating loss carryforwards will begin to expire in 2032.

The Company files a U.S. federal income tax return as well as state tax returns. The Company’s U.S. federal income tax returns for the year ended December 31, 2013 and thereafter remain subject to examination by the U.S. Internal Revenue Service (IRS). State returns are filed in various state jurisdictions, as appropriate, with varying statutes of limitation and remain subject to examination.  To the extent utilized in future years’ tax returns, net operating loss carryforwards at June 30, 2017 and December 31, 2016 will remain subject to examination until the respective tax year is closed.  The Company’s 2014 tax return was audited by the Internal Revenue Service. The IRS made no adjustments to the Company’s loss in that year. As such, the examination had no impact on the Company’s financial position.

(11)          Related-Party Transactions

In connection with the acquisition of Source, the majority stockholder and other stockholders of the Company agreed to and funded the Company with $23,254 through the purchase of the old Series A preferred stock (prior to the recapitalization). In connection with any approved claim against the Company in connection with the acquisition, the majority stockholder agrees to contribute to the Company an amount equal to such approved claim up to a maximum of $42,500. This commitment expires on the earliest to occur of the fifth anniversary of the closing of the acquisition and the time at which the seller asserts in any litigation or proceeding any claims against any related party (other than the majority stockholder) in connection with the purchase agreement.

For the six months ended June 30, 2017 and 2016, the Company incurred quarterly charges from STG for travel and entertainment expenses totaling an aggregate of $83 and $0, respectively. These expenses primarily related to travel for Board of Directors meetings and regular strategic and operational business review meetings with leadership.

(12)          Retirement Plan

The Company has a 401(k) profit sharing plan (the 401(k) Plan) with a cash or deferred arrangement authorized under Section 401(k) of the Internal Revenue Code. The 401(k) Plan is available to all employees meeting certain eligibility criteria. Under this arrangement, the employees make contributions to the 401(k) Plan based on the specified percentage of the eligible employee’s compensation. The Company’s contributions to the 401(k) Plan were $270 and $72 for the six months ended June 30, 2017 and 2016, respectively.

(13)          Subsequent Events

In September 2017, the Company closed on the agreement and plan of merger with Pharmaceutical Research Associates, Inc. (PRA) in which PRA acquired 100% of the outstanding equity of the Company.